Exhibit 11 under Form N-1A
                                   Exhibit 23 under Item 601/Reg. S-K


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 42 to the Registration Statement of the Cash Management, Treasury Money, NY Tax Free Money and Tax Free Money Funds (four of the Funds comprising BT Investment Funds) on Form N-1A of our report dated
February 12, 1997 on our audits of the financial statements and financial highlights of the Cash Management, Treasury Money, NY Tax Free Money and Tax Free Money Portfolios, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption `Counsel and Independent Accountants.''

                                               /s/ Coopers & Lybrand L.L.P.
                                                   COOPERS & LYBRAND L.L.P.



Kansas City, Missouri
March 11, 1997



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 42 to the Registration Statement of the Utility Fund (one of the Funds comprising BT Investment Funds) on Form N-1A of our report dated
February 3, 1997 on our audits of the financial statements and financial highlights of the Utility Portfolio, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption `Counsel and Independent Accountants.''

                                               /s/ Coopers & Lybrand L.L.P.
                                                   COOPERS & LYBRAND L.L.P.



Kansas City, Missouri
March 11, 1997